Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES SECOND QUARTER 2025 FINANCIAL AND OPERATING RESULTS

Midland, TX (August 4, 2025) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2025.

SECOND QUARTER 2025 AND RECENT HIGHLIGHTS

•Average oil production of 495.7 MBO/d (919.9 MBOE/d)
•Net cash provided by operating activities of $1.7 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $2.1 billion
•Cash capital expenditures of $864 million
•Free Cash Flow (as defined and reconciled below) of $1.2 billion; Adjusted Free Cash Flow (as defined and reconciled below) of $1.3 billion
•Declared Q2 2025 base cash dividend of $1.00 per share payable on August 21, 2025; implies a 2.7% annualized yield based on August 1, 2025 closing share price of $146.14
•Repurchased 2,991,653 shares of common stock in Q2 2025 for $398 million excluding excise tax (at a weighted average price of $133.15 per share); repurchased 1,669,115 shares of common stock to date in Q3 2025 for $238 million excluding excise tax (at a weighted average price of $142.45 per share)
•Total Q2 2025 return of capital of $691 million; represents ~52% of Adjusted Free Cash Flow (as defined and reconciled below) from stock repurchases and the declared Q2 2025 base dividend
•Repurchased $252 million in aggregate principal amount across Diamondback's Senior notes due 2031, 2051, 2052 and 2054 at a weighted average price of 76.8% of par (~$196 million)
•On July 31st, the Company's Board of Directors approved a $2.0 billion increase to the share repurchase authorization to $8.0 billion from $6.0 billion previously, leaving approximately $3.5 billion of current availability for future repurchases

UPDATED 2025 GUIDANCE HIGHLIGHTS

•Narrowing full year oil production guidance to 485 - 492 MBO/d and increasing annual BOE guidance by 2% to 890 - 910 MBOE/d
•Lowering full year cash capital expenditures to $3.4 - $3.6 billion; $100 million (3%) below prior midpoint and down $500 million (13%) from original full year 2025 guidance midpoint
•Implies full year 2025 oil production per million dollars of cash capital expenditures ("MBO per $MM of CAPEX") of 50.9, ~14% better than original guidance
•The Company expects to drill 425 - 450 gross (395 - 418 net) wells and complete between 490 - 515 gross (458 - 482 net) wells with an average lateral length of approximately 11,500 feet in 2025
•Q3 2025 oil production guidance of 485 - 495 MBO/d (890 - 920 MBOE/d)
•Q3 2025 cash capital expenditures guidance of $750 - $850 million

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the three and six months ended June 30, 2025:

	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
	Drilled		Completed		Drilled		Completed
Area:	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Midland Basin	121	113	108	103	245	229	224	215
Delaware Basin	1	1	8	6	3	3	15	13
Total	122	114	116	109	248	232	239	228

Total Activity (Gross Operated):

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Number of Wells Drilled	Number of Wells Completed	Number of Wells Drilled	Number of Wells Completed
Midland Basin:
Upper Spraberry	1	8	5	10
Middle Spraberry	9	13	17	21
Jo Mill	26	11	44	28
Lower Spraberry	27	21	54	49
Dean	5	8	12	12
Wolfcamp A	24	11	45	39
Wolfcamp B	26	31	58	53
Wolfcamp D	1	3	5	6
Barnett	2	2	5	6
Midland Basin Total	121	108	245	224

Delaware Basin:
2nd Bone Spring	—	—	—	2
3rd Bone Spring	1	5	2	8
Wolfcamp A	—	3	1	5
Delaware Basin Total	1	8	3	15

Total Company Operated	122	116	248	239

During the second quarter of 2025, the Company turned 108 operated wells to production in the Midland Basin and eight gross wells in the Delaware Basin, with an average lateral length of 13,402 feet. For the six months ended June 30, 2025, the Company turned 224 operated wells to production in the Midland Basin and 15 operated wells to production in the Delaware Basin. The average lateral length for wells completed during the six months ended June 30, 2025 was 12,656 feet.

FINANCIAL UPDATE

Diamondback's second quarter 2025 net income was $699 million, or $2.38 per diluted share. Adjusted net income (as defined and reconciled below) for the second quarter was $785 million, or $2.67 per diluted share.

Second quarter 2025 net cash provided by operating activities was $1.7 billion.

During the second quarter of 2025, Diamondback spent $707 million on operated drilling and completions, $90 million on capital workovers, non-operated drilling and completions and science and $67 million on infrastructure, environmental and midstream, for total cash capital expenditures of $864 million. For the first half of 2025, Diamondback spent $1.6 billion on operated drilling and completions, $111 million on capital workovers, non-operated drilling and completions and science and $124 million on infrastructure, environmental and midstream, for total cash capital expenditures of $1.8 billion.

Second quarter 2025 Consolidated Adjusted EBITDA (as defined and reconciled below) was $2.4 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) for the second quarter was $2.3 billion. For the first half of 2025, Consolidated Adjusted EBITDA was $5.4 billion. Adjusted EBITDA net of non-controlling interest for the first half of 2025 was $5.1 billion.

Diamondback's second quarter 2025 Free Cash Flow (as defined and reconciled below) was $1.2 billion. Adjusted Free Cash Flow (as reconciled and defined below) for the second quarter was $1.3 billion. For the first half of 2025, Diamondback's Free Cash Flow was $2.8 billion, with $2.9 billion of Adjusted Free Cash Flow over the same period.

Second quarter 2025 average unhedged realized prices were $63.23 per barrel of oil, $0.88 per Mcf of natural gas and $18.13 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $39.61 per BOE.

Diamondback's cash operating costs for the second quarter of 2025 were $10.10 per BOE, including lease operating expenses ("LOE") of $5.26 per BOE, cash general and administrative ("G&A") expenses of $0.55 per BOE, production and ad valorem taxes of $2.56 per BOE and gathering, processing and transportation expenses of $1.73 per BOE.

As of June 30, 2025, Diamondback had $191 million in standalone cash and $595 million of borrowings outstanding under its revolving credit facility, with approximately $1.9 billion available for future borrowings under the facility and approximately $2.1 billion of total liquidity. As of June 30, 2025, the Company had consolidated total debt of $15.3 billion and consolidated net debt (as defined and reconciled below) of $15.1 billion.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $1.00 per common share for the second quarter of 2025 payable on August 21, 2025 to stockholders of record at the close of business on August 14, 2025.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

During the second quarter of 2025, Diamondback repurchased ~3.0 million shares of common stock at an average share price of $133.15 for a total cost of approximately $398 million, excluding excise tax. We have repurchased ~1.7 million shares of common stock to date in Q3 2025 for $238 million excluding excise tax (at a weighted average price of $142.45 per share) To date, Diamondback has repurchased ~32.9 million shares of common stock at an average share price of $137.86 for a total cost of approximately $4.5 billion. On July 31, 2025 the Company’s Board of Directors approved an incremental $2.0 billion increase to the Company's share repurchase authorization program, lifting total buyback capacity to $8.0 billion (excluding excise tax), of which approximately $3.5 billion (excluding excise tax) remains available for future repurchases as of the date of this release. Subject to factors discussed below, Diamondback intends to continue to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions, or in open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable regulatory and legal requirements and other factors. Any common stock purchased as part of this program will be retired.

FULL YEAR 2025 GUIDANCE

Below is Diamondback's updated guidance for the full year 2025, which includes third quarter production, cash tax and capital guidance. This guidance does not give effect to the pending acquisition by the Company's publicly traded subsidiary Viper Energy, Inc. (“Viper”) of Sitio Royalties Corp. (the “Sitio Acquisition”), which is expected to close in the third quarter of 2025 pending stockholder approval and the satisfaction or waiver of other customary closing conditions.

	2025 Guidance	2025 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

2025 Net production - MBOE/d	890 - 910 (from 857 - 900)	76.5 - 81.5
2025 Oil production - MBO/d	485 - 492 (from 480 - 495)	41.0 - 43.5
Q3 2025 Oil production - MBO/d (total - MBOE/d)	485 - 495 (890 - 920)	46.0 - 49.0 (86.0 - 92.0)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.30 - $5.70 (from $5.65 - $6.05)
G&A
Cash G&A	$0.60 - $0.75	$0.80 - $1.00
Non-cash equity-based compensation	$0.25 - $0.35	$0.10 - $0.20
DD&A	$14.50 - $15.50 (from $14.00 - $15.00)	$16.50 - $17.50
Interest expense (net of interest income)	$0.60 - $0.80 (from $0.40 - $0.65)	$2.00 - $2.50
Gathering, processing and transportation	$1.60 - $1.75 (from $1.40 - $1.60)

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%
Cash tax rate (% of pre-tax income)	15% - 18% (from 19% - 22%)	21% - 23%
Q3 2025 Cash taxes ($ - million)(1) (2)	$50 - $110	$13 - $18

Capital Budget ($ - million)
Operated drilling and completion	$2,850 - $2,950 (from $2,780 - $3,090)
Capital workovers, non-operated properties and science	$250 - $300 (from $280 - $320)
Infrastructure, environmental and midstream(3)	$300 - $350 (from $340 - $390)
2025 Total capital expenditures	$3,400 - $3,600 (from $3,400 - $3,800)
Q3 2025 Capital expenditures	$750 - $850

Gross horizontal wells drilled (net)	425 - 450 (395 - 418) (from 385 - 435 (349 - 395))
Gross horizontal wells completed (net)	490 - 515 (458 - 482) (from 475 - 550 (444 - 514))
Average lateral length (Ft.)	~11,500'
FY 2025 Midland Basin well costs per lateral foot	$550 - $580 (from $550 - $590)
FY 2025 Delaware Basin well costs per lateral foot	$860 - $910
Midland Basin completed net lateral feet (%)	~95%
Delaware Basin completed net lateral feet (%)	~5%
(1) Includes approximately $20-25 million from gains on sales of assets expected to close in the third quarter.
(2) Includes estimated favorable impact on the year-to-date period of tax legislation enacted in the third quarter.
(3) Includes approximately $60 million in estimated midstream capital expenditures for the full year 2025.

CONFERENCE CALL

Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the second quarter of 2025 on Tuesday, August 5, 2025 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions including the recently completed Endeavor merger, the recently completed Double Eagle acquisition and other acquisitions or divestitures including Viper’s pending Sitio Acquisition; and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the conflicts in the Middle East and other regions on the global energy markets and geopolitical stability; instability in the financial markets; inflationary pressures on the cost of products or services used in our operations due to the imposition of tariffs or otherwise; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and those risks disclosed in its subsequent filings on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents ($28 million and $27 million related to Viper)	$219	$161
Restricted cash	2	3
Accounts receivable:
Joint interest and other, net	256	198
Oil and natural gas sales, net ($203 million and $149 million related to Viper)	1,278	1,387
Inventories	115	116
Derivative instruments	117	168
Prepaid expenses and other current assets	79	77
Total current assets	2,066	2,110
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($24,206 million and $22,666 million excluded from amortization at June 30, 2025 and December 31, 2024, respectively) ($10,560 million and $5,713 million related to Viper and $3,873 million and $2,180 million excluded from amortization related to Viper)	89,302	82,240
Other property, equipment and land	1,456	1,440
Accumulated depletion, depreciation, amortization and impairment ($1,272 million and $1,081 million related to Viper)	(21,529)	(19,208)
Property and equipment, net	69,229	64,472
Funds held in escrow	1	1
Equity method investments	388	375
Derivative instruments	—	2
Deferred income taxes, net ($42 million and $185 million related to Viper)	42	173
Other assets	215	159
Total assets	$71,941	$67,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$210	$253
Accrued capital expenditures	793	690
Current maturities of debt	14	900
Other accrued liabilities	881	1,020
Revenues and royalties payable	1,563	1,491
Derivative instruments	21	43
Income taxes payable	277	414
Total current liabilities	3,759	4,811
Long-term debt ($1,098 million and $1,083 million related to Viper)	15,119	12,075
Derivative instruments	93	106
Asset retirement obligations	616	573
Deferred income taxes	9,516	9,826
Other long-term liabilities	19	39
Total liabilities	29,122	27,430
Stockholders’ equity:
Common stock, $0.01 par value; 800,000,000 shares authorized; 291,155,296 and 290,984,373 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	33,127	33,501
Retained earnings (accumulated deficit)	5,758	4,238
Accumulated other comprehensive income (loss)	(7)	(6)
Total Diamondback Energy, Inc. stockholders’ equity	38,881	37,736
Non-controlling interest	3,938	2,126
Total equity	42,819	39,862
Total liabilities and stockholders’ equity	$71,941	$67,292

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Oil, natural gas and natural gas liquid sales	$3,316	$2,174	$6,973	$4,275
Sales of purchased oil	335	300	709	416
Other operating income	27	9	44	19
Total revenues	3,678	2,483	7,726	4,710
Costs and expenses:
Lease operating expenses	440	254	848	509
Production and ad valorem taxes	214	141	442	260
Gathering, processing and transportation	145	82	256	159
Purchased oil expense	331	299	713	416
Depreciation, depletion, amortization and accretion	1,266	483	2,363	952
General and administrative expenses	67	46	140	92
Merger and transaction expenses	40	3	77	15
Other operating expenses	36	19	75	33
Total costs and expenses	2,539	1,327	4,914	2,436
Income (loss) from operations	1,139	1,156	2,812	2,274
Other income (expense):
Interest expense, net	(56)	(44)	(96)	(83)
Other income (expense), net	(2)	1	25	(2)
Gain (loss) on derivative instruments, net	(197)	18	29	(30)
Gain (loss) on extinguishment of debt	55	—	55	2
Income (loss) from equity investments, net	4	15	12	17
Total other income (expense), net	(196)	(10)	25	(96)
Income (loss) before income taxes	943	1,146	2,837	2,178
Provision for (benefit from) income taxes	204	252	607	475
Net income (loss)	739	894	2,230	1,703
Net income (loss) attributable to non-controlling interest	40	57	126	98
Net income (loss) attributable to Diamondback Energy, Inc.	$699	$837	$2,104	$1,605

Earnings (loss) per common share:
Basic	$2.38	$4.66	$7.20	$8.93
Diluted	$2.38	$4.66	$7.20	$8.93
Weighted average common shares outstanding:
Basic	292,135	178,360	290,880	178,418
Diluted	292,135	178,360	290,880	178,418

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$739	$894	$2,230	$1,703
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	(24)	77	(18)	129
Depreciation, depletion, amortization and accretion	1,266	483	2,363	952
(Gain) loss on extinguishment of debt	(55)	—	(55)	(2)
(Gain) loss on derivative instruments, net	197	(18)	(29)	30
Cash received (paid) on settlement of derivative instruments	(37)	(28)	48	(32)
(Income) loss from equity investment, net	(4)	(15)	(12)	(17)
Equity-based compensation expense	21	19	39	33
Other	3	41	27	57
Changes in operating assets and liabilities:
Accounts receivable	166	50	160	(45)
Income tax receivable	—	—	3	12
Prepaid expenses and other current assets	(22)	—	(16)	89
Accounts payable and accrued liabilities	(9)	15	(383)	(95)
Income taxes payable	(444)	(85)	(309)	(15)
Revenues and royalties payable	(114)	49	(30)	14
Other	(6)	47	14	50
Net cash provided by (used in) operating activities	1,677	1,529	4,032	2,863
Cash flows from investing activities:
Additions to oil and natural gas properties	(864)	(637)	(1,806)	(1,246)
Property acquisitions	(3,125)	(50)	(3,875)	(203)
Proceeds from sale of assets	16	240	57	252
Other	(6)	(2)	(8)	(3)
Net cash provided by (used in) investing activities	(3,979)	(449)	(5,632)	(1,200)
Cash flows from financing activities:
Proceeds under term loan agreements	1,500	—	1,500	—
Repayments under term loan agreements	(900)	—	(900)	—
Proceeds from borrowings under credit facilities	3,645	84	5,922	174
Repayments under credit facilities	(2,725)	(180)	(5,263)	(260)
Proceeds from senior notes	—	5,500	1,200	5,500
Repayment of senior notes	(244)	—	(244)	(25)
Repurchased shares under buyback program	(398)	—	(973)	(42)
Proceeds from partial sale of investment in Viper Energy, Inc.	—	—	—	451
Net proceeds from Viper’s issuance of common stock	—	—	1,232	—
Dividends paid to stockholders	(291)	(352)	(581)	(900)
Dividends to non-controlling interest	(82)	(54)	(177)	(98)
Other	(23)	(66)	(59)	(137)
Net cash provided by (used in) financing activities	482	4,932	1,657	4,663
Net increase (decrease) in cash and cash equivalents	(1,820)	6,012	57	6,326
Cash, cash equivalents and restricted cash at beginning of period	2,041	899	164	585
Cash, cash equivalents and restricted cash at end of period	$221	$6,911	$221	$6,911

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Production Data:
Oil (MBbls)	45,108	42,835	25,129
Natural gas (MMcf)	110,119	100,578	51,310
Natural gas liquids (MBbls)	20,248	16,961	9,514
Combined volumes (MBOE)(1)	83,709	76,559	43,195

Daily oil volumes (BO/d)	495,692	475,944	276,143
Daily combined volumes (BOE/d)	919,879	850,656	474,670

Average Prices:
Oil ($ per Bbl)	$63.23	$70.95	$79.51
Natural gas ($ per Mcf)	$0.88	$2.11	$0.10
Natural gas liquids ($ per Bbl)	$18.13	$23.94	$17.97
Combined ($ per BOE)	$39.61	$47.77	$50.33

Oil, hedged ($ per Bbl)(2)	$62.34	$70.06	$78.55
Natural gas, hedged ($ per Mcf)(2)	$1.45	$3.34	$1.03
Natural gas liquids, hedged ($ per Bbl)(2)	$18.13	$23.94	$17.97
Average price, hedged ($ per BOE)(2)	$39.89	$48.89	$50.89

Average Costs per BOE:
Lease operating expenses	$5.26	$5.33	$5.88
Production and ad valorem taxes	2.56	2.98	3.26
Gathering, processing and transportation expense	1.73	1.45	1.90
General and administrative - cash component	0.55	0.72	0.63
Total operating expense - cash	$10.10	$10.48	$11.67

General and administrative - non-cash component	$0.25	$0.24	$0.44
Depreciation, depletion, amortization and accretion	$15.12	$14.33	$11.18
Interest expense, net	$0.67	$0.52	$1.02
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and transaction expenses, other non-cash transactions and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Net income (loss) attributable to Diamondback Energy, Inc.	$699	$2,104
Net income (loss) attributable to non-controlling interest	40	126
Net income (loss)	739	2,230
Non-cash (gain) loss on derivative instruments, net	160	19
Interest expense, net	56	96
Depreciation, depletion, amortization and accretion	1,266	2,363
Depreciation and interest expense related to equity method investments	24	45
(Gain) loss on extinguishment of debt	(55)	(55)
Non-cash equity-based compensation expense	31	54
Capitalized equity-based compensation expense	(10)	(15)
Merger and transaction expenses	40	77
Other non-cash transactions	(13)	(32)
Provision for (benefit from) income taxes	204	607
Consolidated Adjusted EBITDA	2,442	5,389
Less: Adjustment for non-controlling interest	131	277
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,311	$5,112

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, merger and transaction expenses, other non-cash transactions and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended June 30, 2025
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$699	$2.38
Net income (loss) attributable to non-controlling interest	40	0.14
Net income (loss)(1)	739	2.52
Non-cash (gain) loss on derivative instruments, net	160	0.55
(Gain) loss on extinguishment of debt	(55)	(0.19)
Merger and transaction expenses	40	0.14
Other non-cash transactions	(13)	(0.04)
Adjusted net income excluding above items(1)	871	2.97
Income tax adjustment for above items	(29)	(0.10)
Adjusted net income(1)	842	2.87
Less: Adjusted net income attributable to non-controlling interest	57	0.20
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$785	$2.67

Weighted average common shares outstanding:
Basic		292,135
Diluted		292,135
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $4 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES AND FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company defines Adjusted Free Cash Flow, which is a non-GAAP financial measure, as Free Cash Flow before merger and transaction expenses, costs of early termination of derivatives and settlements of any treasury locks. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as it provides measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis, adjusted, as applicable, for non-recurring impacts from divestitures, merger and transaction expenses, the early termination of derivative contracts and settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measures of Free Cash Flow and Adjusted Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes and Free Cash Flow
(unaudited, in millions)
	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Net cash provided by operating activities	$1,677	$4,032
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	166	160
Income tax receivable	—	3
Prepaid expenses and other current assets	(22)	(16)
Accounts payable and accrued liabilities	(9)	(383)
Income taxes payable	(444)	(309)
Revenues and royalties payable	(114)	(30)
Other	(6)	14
Total working capital changes	(429)	(561)
Operating cash flow before working capital changes	2,106	4,593
Additions to oil and natural gas properties	(864)	(1,806)
Total Cash CAPEX	(864)	(1,806)
Free Cash Flow	1,242	2,787
Merger and transaction expenses	40	77
Early termination of derivatives	52	52
Treasury locks	—	1
Adjusted Free Cash Flow	$1,334	$2,917

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and unamortized basis adjustments) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	June 30, 2025	Net Q2 Principal Borrowings/(Repayments)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(in millions)
Diamondback Energy, Inc.(1)	$14,212	$943	$13,269	$12,069	$12,284	$11,169
Viper Energy, Inc.(1)	1,105	275	830	1,091	830	1,007
Total debt	15,317	$1,218	14,099	13,160	13,114	12,176
Cash and cash equivalents	(219)		(1,816)	(161)	(370)	(6,908)
Net debt	$15,098		$12,283	$12,999	$12,744	$5,268
(1)    Excludes debt issuance costs, discounts, premiums and unamortized basis adjustments.

DERIVATIVES

As of August 1, 2025, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Long Puts - Crude Brent Oil	41,000	46,000	29,000	10,000
Long Put Price ($/Bbl)	$55.61	$53.91	$53.28	$52.50
Deferred Premium ($/Bbl)	$-1.53	$-1.64	$-1.74	$-1.80
Long Puts - WTI (Magellan East Houston)	107,000	100,000	55,000	15,000
Long Put Price ($/Bbl)	$54.53	$53.00	$51.95	$50.00
Deferred Premium ($/Bbl)	$-1.63	$-1.68	$-1.70	$-1.75
Long Puts - WTI (Cushing)	158,000	171,000	98,000	15,000
Long Put Price ($/Bbl)	$54.29	$53.90	$53.47	$50.00
Deferred Premium ($/Bbl)	$-1.56	$-1.64	$-1.63	$-1.82
Basis Swaps - WTI (Midland)	76,000	76,000	5,000	5,000
	$1.05	$1.05	$1.00	$1.00
Roll Swaps - WTI	51,576	60,000	—	—
	$1.08	$1.07	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q3 2025	Q4 2025	FY 2026	FY 2027
Costless Collars - Henry Hub	690,000	690,000	800,000	320,000
Floor Price ($/Mmbtu)	$2.49	$2.49	$2.88	$3.03
Ceiling Price ($/Mmbtu)	$5.28	$5.28	$6.34	$6.41
Natural Gas Basis Swaps - Waha Hub	610,000	610,000	570,000	240,000
	$-0.98	$-0.98	$-1.66	$-1.48
Natural Gas Basis Swaps - Houston Ship Channel	20,000	20,000	80,000	20,000
	$-0.49	$-0.49	$-0.36	$-0.26

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com